UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 13, 2020
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HEALTH CATALYST, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-38993	45-3337483
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3165 Millrock Drive #400
Salt Lake City, UT 84121
(Address of principal executive offices, including zip code)

(801) 708-6800
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.001 per share	HCAT	The Nasdaq Global Select Market
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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 ((§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.02. Unregistered Sales of Equity Securities.

On February 13, 2020, Health Catalyst, Inc. (“Health Catalyst”) entered into an acquisition agreement to acquire all of the equity interests in Able Health, Inc., a Delaware corporation (“Able Health”), for an aggregate purchase price of $27 million, plus a potential earnout described below (the “Acquisition”). As a portion of the consideration for the Acquisition, Health Catalyst has agreed to issue 290,073 shares of Health Catalyst’s common stock, $0.001 par value ("Common Stock"), to the stockholders of Able Health upon consummation of the transactions contemplated by the acquisition agreement, subject to certain closing conditions, and agreed pursuant to an earnout provision to issue additional shares of Common Stock if certain earnout performance targets are met during an earnout period ending December 31, 2020. A portion of the Common Stock that Health Catalyst plans to issue as consideration for the Acquisition will not be fully vested at closing and will be eligible to vest after the closing, subject to satisfaction of customary service-based vesting conditions. The maximum value of the shares of Common Stock that would be issued pursuant to the earnout provision is $5 million. For purposes of the earnout, the Common Stock will be valued at $34.4741, which is equal to the average trading price of the Common Stock on the Nasdaq Global Select Market for the 35 consecutive trading day period ended February 7, 2020. The number of shares that would be issued under the earnout if the maximum value were earned would be approximately 145,036 shares. The actual number of shares that will be issued under the earnout, if any, will depend on the extent of fulfillment of the earnout performance targets at the time of calculation of the earnout. Health Catalyst does not expect Able Health will have a material impact on Health Catalyst’s GAAP revenue or adjusted EBITDA in 2020. Health Catalyst will provide further information on its Q4 2019 earnings call.The parties expect the Acquisition, which is subject to customary closing conditions, will close in the first quarter of 2020.

The issuance of shares of Common Stock in connection with the Acquisition will be made in accordance with the terms and subject to the conditions set forth in the acquisition agreement and in reliance on the private offering exemption of Section 4(a)(2) of the Securities Act of 1933, as amended, and/or the private offering safe harbor provision of Rule 506 of Regulation D promulgated thereunder. The issuance and sale is not being conducted in connection with a public offering, and no public solicitation or advertisement will be made or relied upon in connection with the issuance of the shares.

Cautionary Note Regarding Forward-Looking Statements
This Form 8-K contains forward-looking statements relating to expectations, plans, and prospects including expectations relating to our ability to close, and the timing of the closing of, this transaction and the benefits that will be derived from this transaction. These forward-looking statements are based upon the current expectations and beliefs of Health Catalyst’s management as of the date of this Form 8-K, and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements including, without limitation, the risk of adverse and unpredictable macro-economic conditions and risks related to closing this transaction and integration of the companies. All forward-looking statements in this Form 8-K are based on information available to Health Catalyst as of the date hereof, and Health Catalyst disclaims any obligation to update these forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH CATALYST, INC.

Date: February 18, 2020	By:	/s/ J. Patrick Nelli
J. Patrick Nelli

Chief Financial Officer